EXHIBIT 32.2
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS
OF CHIEF FINANCIAL OFFICER
In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended April 30, 2011, I, Christian G. Farman, Senior Vice President, Treasurer and Chief Financial Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	this Form 10-Q for the period ended April 30, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in this Form 10-Q for the period ended April 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE: June 8, 2011	/s/ Christian G. Farman
Christian G. Farman
Senior Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)